Exhibit 10.1

CERTAIN INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT (A) BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL OR (B) IN ACCORDANCE WITH ITEM 601(A)(6) OF REGULATION S-K DUE TO PERSONAL PRIVACY CONCERNS. INFORMATION THAT HAS BEEN SO REDACTED FROM THIS EXHIBIT HAS BEEN MARKED WITH “[***]” TO INDICATE THE OMISSION.

NOTE MODIFICATION AND CONVERSION AGREEMENT

This Note Modification and Conversion Agreement (this “Agreement”) is made and entered into as of April 24, 2026 (the “Amendment Effective Date”), by and between Profusa, Inc., a Delaware corporation formerly known as NorthView Acquisition Corp. (the “Company”), and NorthView Sponsor I LLC, a Delaware limited liability company (the “Holder”). The Company and the Holder are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company issued that certain Promissory Note dated as of April 27, 2023, as amended and restated on January 8, 2024 and as further amended on May 31, 2024 and March 20, 2026 (as so amended, the “Note”), to the Holder in the original principal amount of up to $2,500,000;

WHEREAS, pursuant to Section 14 of the Note, the Note may be amended with the written consent of the Company and the Holder;

WHEREAS, the Parties entered into that certain Note Modification and Conversion Agreement dated as of April 6, 2026 (the “Rescinded Agreement”), by and between the Company and the Holder and pursuant to such agreement, the Company and the Holder amended and restated the Note in its entirety pursuant to that certain Second Amended and Restated Promissory Note, dated as of April 6, 2026, in the principal amount of $1,869,796 (the “Restated Note”);

WHEREAS, pursuant to the Rescinded Agreement, the Holder was to exercise its conversion rights under Section 14 of the Restated Note and convert the entire outstanding principal balance of the Restated Note into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price of $0.76 per share, pursuant to the terms and conditions of the Restated Note;

WHEREAS, the conversion contemplated by the Rescinded Agreement was not consummated, no Conversion Shares were ever issued, and the entire outstanding principal balance of the Restated Note, in the amount of $1,869,796, remains outstanding as of the Amendment Effective Date;

WHEREAS, pursuant to that certain Rescission Agreement dated as of April 20, 2026 and effective as of April 7, 2026 (the “Rescission Agreement”), by and between the Company and the Holder, the Rescinded Agreement was rescinded, terminated and rendered null and void ab initio, and the Note was reinstated and restored to full force and effect;

WHEREAS, the Parties now desire to enter into this Agreement to amend the Note and to provide for the conversion of the Note, at the option of the Holder, at any time, or from time to time, following the effectiveness of a registration statement registering the resale of the Conversion Shares, in each case on the terms and subject to the conditions set forth herein;

WHEREAS, upon the issuance of the Conversion Shares pursuant to Section 2.2 hereof, no amount shall remain due and owing under the Note; and

WHEREAS, for the avoidance of doubt, no inducement consideration of any kind is being offered or provided by the Company to the Holder in connection with the conversion contemplated hereby, and the conversion will be effectuated solely pursuant to the existing conversion rights set forth in the Note.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

ARTICLE I
NOTE MODIFICATION

1.1 Amendment of the Note. Effective as of the date hereof, the Note is hereby amended by this Agreement.

1.2 Modified Terms; Defined Terms. The Parties acknowledge and agree that, pursuant to this Agreement, the following terms of the Note have been modified, and the following defined terms shall have the meanings set forth below:

(a) Principal Amount. The outstanding principal amount of the Note is One Million Eight Hundred Sixty-Nine Thousand Seven Hundred and Ninety-Six Dollars ($1,869,796).

(b) Interest. The Note shall be non-interest bearing.

(c) Maturity Date. The principal balance of the Note shall be payable on December 31, 2026 (the “Maturity Date”).

(d) Conversion Price. “Conversion Price” means a price per share equal to the greater of (i) ninety-five percent (95%) of the closing price of the Common Stock on the applicable Conversion Date (as defined below) and (ii) $0.35 per share (the “Floor Price”).

(e) Conversion Shares. “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Note pursuant to Article II hereof, the number of which shall be determined by dividing (i) the principal amount of the Note being converted on the applicable Conversion Date by (ii) the Conversion Price.

(f) Conversion Date. “Conversion Date” means the date specified in a Conversion Notice delivered by the Holder to the Company in accordance with Section 2.1 hereof, which date shall be no earlier than the Registration Effective Date.

(g) Conversion Notice. “Conversion Notice” means a written notice delivered by the Holder to the Company in accordance with Section 2.1 hereof, specifying the principal amount of the Note to be converted and the Conversion Date.

(h) Registration Effective Date. “Registration Effective Date” means the date on which the Registration Statement is declared effective by the SEC.

(i) Registration Statement. “Registration Statement” means a registration statement filed by the Company with the SEC under the Securities Act registering the resale of all of the Conversion Shares.

(j) SEC. “SEC” means the United States Securities and Exchange Commission.

1.3 Effect of Modification. Except as expressly modified by this Agreement, all other terms and conditions of the Note shall remain in full force and effect as set forth in the Note.

ARTICLE 2

CONVERSION

2.1 Optional Conversion. Subject to Section 2.8 hereof, at any time, or from time to time, on or after the Registration Effective Date, the Holder may elect to convert all or any portion of the outstanding principal balance of the Note into Conversion Shares at the Conversion Price by delivering a Conversion Notice to the Company specifying (i) the principal amount of the Note to be converted and (ii) the Conversion Date, which Conversion Date shall be no earlier than the Registration Effective Date and no earlier than the date of delivery of such Conversion Notice. Upon delivery of a Conversion Notice, the conversion of the specified principal amount shall be irrevocable. If the Holder does not specify a Conversion Date in the Conversion Notice, the Conversion Date shall be deemed to be the date of delivery of such Conversion Notice to the Company.

2.2 Issuance of Conversion Shares. Promptly following any Conversion Date (and in any event within five (5) business days thereof), the Company shall, at the direction of the Holder, deliver to the Holder (or its members or their respective affiliates, as directed by the Holder) (the Holder or such other persons, the “Holders”) the Conversion Shares issuable upon such conversion, which shall be delivered free of the restrictive legend set forth in Section 3.4, in book-entry form through the facilities of The Depository Trust Company or any successor thereto, or in such other manner as the Holder may reasonably request.

2.3 Surrender of Note. Upon the complete conversion of the Note, the Holder shall surrender and deliver the Note, duly endorsed, to the Company or such other address which the Company shall designate, against delivery of the Conversion Shares; provided, however, that the Company’s obligation to deliver the Conversion Shares shall not be conditioned upon the surrender of the Note.

2.4 Full Satisfaction. Upon conversion of the entire principal amount of the Note pursuant to this Article II, the Note shall become fully paid and satisfied and shall be of no further force or effect.

2.5 No Inducement. The Parties acknowledge and agree that no inducement consideration of any kind is being offered, paid or provided by the Company to the Holder in connection with the conversion contemplated by this Agreement.

2.6 Taxes. The Holders shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Shares upon conversion of the Note pursuant hereto; provided, however, that the Holders shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holders in connection with any such conversion.

2.7 Compliance with Law. The Conversion Shares shall not be issued upon conversion of the Note unless such issuance and such conversion comply with all applicable provisions of law.

2.8 Beneficial Ownership Limitation.

(a) Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of the Note, and the Holder shall not have the right to convert any portion of the Note, to the extent that, after giving effect to such conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of the Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other convertible notes or warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2.8, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 2.8 applies, the determination of whether the Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of how much principal amount of the Note is convertible shall be in the sole discretion of the Holder, and the submission of a notice of conversion shall be deemed to be the Holder’s determination of whether the Note may be converted (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and how much principal amount of the Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a notice of conversion that such notice of conversion has not violated the restrictions set forth in this Section 2.8 and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(b) The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Note held by the Holder. The Holder, upon delivery of not less than sixty-one (61) days’ prior written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.8; provided that the Beneficial Ownership Limitation in no event shall exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Note held by the Holder, and any such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this Section 2.8 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.8 to correct this subsection (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 2.8 shall apply to a successor holder of the Note.

(c) For purposes of this Section 2.8, “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Holder, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder hereby represents and warrants to the Company as follows:

3.1 Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

3.2 Restricted Securities. The Holder understands and acknowledges that, prior to the Registration Effective Date, the Conversion Shares would be deemed “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act if issued without registration. The Holder further acknowledges that on and after the Registration Effective Date, the Conversion Shares will be issued pursuant to an effective Registration Statement and, accordingly, will not bear any restrictive legend.

3.3 Access to Information. The Holder has had the opportunity to ask questions of, and receive answers from, the officers and directors of the Company, or any person acting on behalf of the Company, concerning the terms and conditions of the Conversion Shares and the business, financial condition and prospects of the Company, and all such questions have been answered to the full satisfaction of the Holder. The Holder has been furnished with, or has had access to, such information as it considers necessary or appropriate for deciding whether to receive the Conversion Shares.

3.4 Authorization. The Holder has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Holder has been duly authorized by all necessary action on the part of the Holder. This Agreement constitutes the valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Holder as follows:

4.1 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, credit facility, debt or other material instrument to which the Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this Agreement.

4.3 Valid Issuance. The Conversion Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement and the Note, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. Upon issuance pursuant to an effective Registration Statement, the Conversion Shares will be freely tradable by the Holder without restriction under the Securities Act (other than restrictions applicable to an affiliate of the Company under Rule 144).

4.4 Section 16 Matters. The Company acknowledges and represents that it understands that the managing members of the Holder are officers and/or directors of the Company. The Company further represents and warrants that the modification of the Conversion Price of the Note and the conversion of the outstanding principal balance of the Note into Conversion Shares have been (or, prior to any conversion, will be) approved in advance by (a) the full board of directors of the Company and (b) the Compensation Committee of the board of directors of the Company, which consists entirely of Non-Employee Directors (as defined in Rule 16b-3(b)(3) promulgated under the Exchange Act). By virtue of the foregoing approvals, the Company represents and warrants that the transactions described in this Section 4.4 will qualify as exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, pursuant to Rule 16b-3(d) promulgated thereunder.

ARTICLE 5

REGISTRATION COVENANT AND RIGHTS

5.1 Registration Statement Covenant. The Company covenants and agrees that it shall, as promptly as practicable following the Amendment Effective Date (and in any event within ninety (90) days thereof), file the Registration Statement with the SEC and shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date on which all Conversion Shares covered thereby have been sold and (ii) the date on which all Conversion Shares covered thereby may be sold without restriction pursuant to Rule 144.

5.2 Registration Rights. The Holders shall be entitled to the registration rights set forth in Section 15 of the Note, including the right to one Demand Registration subject to the same provisions as set forth in Section 2.1 of the Registration Rights Agreement between the Company and the parties thereto, dated as of December 20, 2021 (the “Registration Rights Agreement”), and the right to include the Conversion Shares in Piggyback Registrations, subject to the same provisions as set forth in Section 2.2 of the Registration Rights Agreement; provided, however, that in the event that an underwriter advises the Company that the Maximum Number of Securities has been exceeded with respect to a Piggyback Registration, the Holders shall not have any priority for inclusion in such Piggyback Registration.

5.3 Rights Under Registration Rights Agreement. Except as set forth in this Article V, the Holders and the Company, as applicable, shall have all of the same rights, duties and obligations set forth in the Registration Rights Agreement.

ARTICLE 6

MISCELLANEOUS

6.1 Governing Law; Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby.

6.2 Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

If to the Company:

Profusa, Inc.

626 Bancroft Way, Suite A

Berkeley, CA 94710

Attention: Ben Hwang

Email: [***]

If to the Holder:

NorthView Sponsor I LLC

207 West 25th Street, 9th Floor
New York, NY 10001

Attention: Jack Stover

Email: [***]

or to such other address as either Party may designate by written notice to the other Party in accordance with this Section 6.2.

6.3 Entire Agreement; Amendment and Restatement. This Agreement, together with the Note and any exhibits attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements, representations, warranties and understandings, whether written or oral, relating to such subject matter, including the Rescinded Agreement.

6.4 Status of Note. The Parties acknowledge and confirm that, as of the Amendment Effective Date, (a) the entire principal balance of the Note in the amount of $1,869,796 remains outstanding, (b) no portion of the Note has been converted, repaid or otherwise satisfied, and (c) no Event of Default (as defined in the Note) has occurred and is continuing.

6.5 Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Company and the Holder.

6.6 Severability. Any provision contained in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.8 Successors and Assigns. No assignment or transfer of this Agreement or any rights or obligations hereunder may be made by any Party (by operation of law or otherwise) without the prior written consent of the other Party, and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of the Holder who agrees to be bound to the terms of this Agreement.

6.9 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

6.10 Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as may reasonably be necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.11 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

PROFUSA, INC.

By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	Chief Executive Officer

HOLDER:

NORTHVIEW SPONSOR I LLC

By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	Manager

By:	/s/ Jack Stover
	Name:	Jack Stover
	Title:	Manager

[Signature Page to Note Modification Agreement]